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                                   EXHIBIT 1

                              AFFILIATE AGREEMENT
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SNB Bancshares, Inc.
P.O. Box 4748
Macon, GA 31208-4748

Attention: President

Ladies and Gentlemen:

        The undersigned is a shareholder and Director of Crossroads Bancshares, Inc. ("Crossroads"), a corporation organized under the laws of the State of Georgia and located in Perry, Georgia, and will become a shareholder of SNB Bancshares, Inc. ("SNB") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of January 28, 1998 (the "Agreement"), by and between Crossroads and SNB. Under the terms of the Agreement, Crossroads will be merged into and with SNB (the "Merger"), and the shares of the $10.00 par value common stock of Crossroads ("Crossroads Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of SNB ("SNB Common Stock"). This Affiliate Agreement represents and agreement between the undersigned and SNB regarding certain rights and obligations of the undersigned in connection with the shares of SNB to be received by the undersigned as a result of the Merger.

        In consideration of the Merger and the mutual covenants contained herein, the undersigned and SNB hereby agree as follows:

        1. Affiliate Status. The undersigned understands and agrees that as to
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Crossroads the undersigned is an "affiliate" under Rule 145(c) as defined in
Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

        2. Initial Restriction on Disposition. The undersigned agrees that he
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will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of SNB Common Stock into which his shares of Crossroads Common Stock are converted upon consummation of the Merger until such time as SNB notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of SNB and Crossroads. SNB agrees that it will publish such results within 45 days after the end of the first fiscal quarter of SNB containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.
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        3.  COVENANTS AND WARRANTIES OF UNDERSIGNED.  The undersigned
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represents, warrants and agrees that:

            (a) The SNB Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

            (b) SNB has informed the undersigned that any distribution by the undersigned of SNB Common Stock has not been registered under the 1933 Act and that shares of SNB Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that SNB is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of SNB Common Stock.

            (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 8 hereof to, have all shares of Crossroads Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

            (d) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of Crossroads Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of Crossroads held to approve the Merger.

        4.  RESTRICTIONS ON TRANSFER.
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            (a)  The undersigned understands and agrees that stop transfer instructions with respect to the shares of SNB Common Stock received by the undersigned pursuant to the Merger will be given to SNB's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

                "The shares represented by this certificate were issued pursuant to the business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as SNB Bancshares, Inc. ("SNB") has published the

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                financial results covering at least 30 days of combined
                operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of SNB) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of SNB) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for SNB that such sale or transfer is otherwise exempt from the registration requirements of such Act."

            (b) Such legend will also be placed on any certificate representing SNB securities issued subsequent to the original issuance of the SNB Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the SNB Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the SNB Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), SNB, upon the request of the undersigned, will cause the certificates representing the shares of SNB Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by SNB of an opinion of its counsel to the effect that such legend may be removed.

        5.  Understanding of Restrictions on Dispositions.  The undersigned has
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carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of SNB Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Crossroads.

        6.  Filing of Reports by SNB.  SNB or any successor company agrees, for
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a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the

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event the undersigned desires to transfer any shares of SNB Common Stock issued to the undersigned pursuant to the Merger.

        7. Transfer Under Rule 145(d). If the undersigned desires to sell or
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otherwise transfer the shares of SNB Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for SNB Common Stock, together with such additional information as the Transfer Agent may reasonably request. If SNB's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), SNB shall cause such counsel, at SNB's expense, to provide such opinions as may be necessary to SNB's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

        8. Acknowledgments. The undersigned recognizes and agrees that the
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foregoing provisions also apply with respect to Crossroads Common Stock held by, and SNB Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of SNB or becomes a director or executive officer of SNB upon consummation of the Merger, among other things, any sale of SNB Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

        9. Miscellaneous. This Affiliate Agreement is the complete agreement
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between SNB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

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        This Affiliate Agreement is executed as of the       day of
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                     , 1998.
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                                           Very truly yours,



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                                           Address


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                                           Telephone No.

AGREED TO AND ACCEPTED as of
                      ,1998
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SNB BANCSHARES, INC.

By:
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    Its:
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